                                                                   EXHIBIT 10.32


    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                     DISTRIBUTION AND LICENSING AGREEMENT
            (CPU-Standard Point and Click/ With or Without Insert)

THIS AGREEMENT (the "Agreement"), effective as of October 1, 1996 (the "Effective Date"), sets forth a distribution, licensing and joint promotional program by and between Packard Bell NEC, Inc., with an address of 6041 Variel Avenue, Woodland Hills, CA 91367 ("MPC Manufacturer"), and Prodigy Services Corporation, a Delaware corporation with an address of 445 Hamilton Avenue, White Plains, N.Y. 10601 ("Prodigy").

WHEREAS, the Prodigy lnternet Service is an interactive information, communication and transactional service of Prodigy (the "Service," which shall include the current and future versions of the Service, regardless of the delivery platform(s), method(s), or media, now or hereafter selected by Prodigy, at its sole discretion, during the term of this Agreement), and which Prodigy provides to individuals and businesses authorized by Prodigy to use the Service ("Members");

WHEREAS, Prodigy designs, develops and licenses a line of computer software known as the Prodigy Internet software (which, together with all enhancements, revisions, versions, modifications, demonstration versions and regardless of the hardware platform(s) used, is referred to herein as the "Software"), which, when utilized in conjunction with the appropriate multimedia computer or personal computer and modem, will enable Members to gain access to the Service; and

WHEREAS, Prodigy and PC Manufacturer desire (i) to terminate the distribution and licensing agreement between Prodigy and PC Manufacturer (Contract Number 3744, which commenced January 1, 1994, as amended) and the distribution and licensing agreement between Prodigy and NEC Technologies, Inc., whose business related to personal computers was acquired by PC Manufacturer and as a result of that acquisition, PC Manufacturer assumed NEC Technologies, Inc.'s rights and obligations pursuant to its contract with Prodigy (Contract Number 6102, which is dated June 23, 1995); and (ii) to enter into a joint promotional program to increase the sales of their respective products and services;

NOW, THEREFORE, in consideration of the mutual promises and conditions contained herein, and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Prodigy and PC Manufacturer agree as follows:

1.   TERM AND TERMINATION.

1.1 The term of this Agreement (the "Term") shall be one year from the Effective Date and shall automatically renew for additional one year terms unless earlier terminated as provided herein. Either party may terminate this Agreement for any reason upon thirty (30) days' prior written notice. Either party may terminate this Agreement immediately because of the other's material breach of this Agreement, upon ten (10) days' written notice.

1.2 All obligations of the parties under Sections 3.6 and 3.10 (each for the periods specified therein) and Sections 5, 6, 8, 9 and 10 shall survive expiration or termination of this Agreement.

1.3 Notwithstanding anything to the contrary contained herein, upon termination other than for breach by Packard Bell, Packard Bell may continue to distribute its existing inventory of Product.

2.   LICENSE GRANT.

2.1 Prodigy hereby grants to PC Manufacturer, and PC Manufacturer hereby accepts from Prodigy during the Term, subject to the terms and conditions contained herein, a non-exclusive license ("License"):

     2.1.1 to pre-install a copy of the most current version of the Software provided by Prodigy hereunder on the hard disk of certain of PC Manufacturer's computers (each such computer onto which the Software has been installed pursuant to this Agreement being a "Computer" and which may include PC Manufacturer's computers sold under the NEC, Zenith Data Systems and Packard Bell labels and any other labels agreed to by Prodigy) by duplication from one or more Master Disk(s) (as defined in Section 3.1 below);

     2.1.2 to market and distribute the Software, as installed in Computers equipped with a minimum of 14.4 bps (28.8 recommended) internal modem (each such Computer, together with the Software and modem being a "Package"), in the United States and, upon written authorization by Prodigy, in those countries in which access to the Service is available locally;

     2.1.3 to use and reproduce the "Prodigy(R) Internet mark, together with such other trademarks and service marks of Prodigy or third parties attached hereto as Attachment A (collectively, the "Trademarks"); and

     2.1.4 to sublicense the Software to Third Party Distributors solely to grant to such Third Party Distributors the right to market and distribute the Software as included in Packages in accordance with Section 2.1.2, and to sublicense to Third Party Distributors the right to use the Trademarks solely in accordance with Section 2.1.3, all in accordance with the terms and conditions set forth in this Agreement. For purposes of this Agreement, a "Third Party Distributor" shall mean any entity who has the right, pursuant to an agreement with PC Manufacturer that complies with and is consistent with the applicable terms and conditions of this Agreement, to distribute Packages to the public. The terms and conditions stated in this Agreement shall apply to all sublicenses made hereunder during the Term.

2.2 PC Manufacturer agrees that the License does not permit PC Manufacturer to use, copy, modify or reproduce, distribute, or make available the Software or any other material provided or licensed hereunder except as expressly provided in Section 2.1. Notwithstanding the foregoing, PC Manufacturer is licensed to distribute the Software directly and through its third party service providers to its customers if the media on which the Software was originally distributed becomes corrupted or is defective. PC Manufacturer shall not make any changes or modifications to the Software, and shall not decompile, disassemble, or reverse engineer the Software.

3.   OBLIGATIONS OF PRODIGY.

3.1 Prodigy shall provide to PC Manufacturer one or more master disk(s) (each a "Master Disk"), which shall include the most current release of the Software, to be used by PC Manufacturer for hard disk installation of the Software under
Section 2.1.1 above. Prodigy shall have the right, in its sole discretion, at any time, to modify any technical specifications or other technical matters relating to the installation and/or operation of the Software, including the hardware requirements for Computers, or other technical specifications or matters relating to the Software that affect the operation of the Software on Computers. PC Manufacturer shall not be obligated to start installing any updated or new Software on Computers until its next major product launch, unless Prodigy requests PC Manufacturer to commence installation of an updated or new Software prior to PC Manufacturer's next major product launch because the then current version of the Software contains material that infringes or may infringe the rights of a third party. Major product launches normally occur every six to eight months.

3.2 Prodigy shall provide on a master disk to PC Manufacturer end-user membership documentation (the "Documentation") for inclusion in each Package. The Documentation shall inform the end-user regarding access to, and enrollment in the Service, and will include a special code which will identify the Service and the PC Manufacturer under the introductory membership, subject to such conditions of Service membership as Prodigy may impose in its sole discretion.

3.3 Prodigy may provide PC Manufacturer end-user membership inserts ("Inserts") for inclusion with each Computer, containing information regarding access to the Service.

3.4 Prodigy will list PC Manufacturer's Web site in and establish a link to PC Manufacturer's Web site from an appropriate area on the Service.

3.5 For each calendar year during the Term Prodigy shall pay to PC Manufacturer the amount described below for each potential Prodigy Internet Member (as defined in the Prodigy Internet Service Membership Agreement) who becomes a Converted Membership Holder during such calendar year. For purposes of this Agreement, a "Converted Membership Holder" is a Member who has (a) used the procedure set forth in the Documentation to enroll in the Service, and (b) fully paid membership fees, as determined by Prodigy, for one month of membership following the end of any trial offer period provided by Prodigy. Each Converted Membership Holder shall be counted only once under this Section 3.5 regardless of the duration of his/her membership in the Service. Notwithstanding anything in this Agreement to the contrary, (i) a Converted Membership Holder does not include members of the Prodigy Classic Service ("Prodigy Classic," which is another interactive, information, communication and transaction service offered by Prodigy) who choose to convert their membership from Prodigy Classic to Prodigy Internet or who maintain their Prodigy Classic membership and enroll in Prodigy Internet, as well; (ii) a Member cannot become a Converted Membership Holder on or after the effective date of termination of this Agreement, regardless of any reason for such termination, unless the Agreement is terminated for breach by Prodigy, in which case a Member may become a Converted Membership Holder for six months after termination and Prodigy will pay PC Manufacturer the amounts listed below for each such Converted Membership Holder;
(iii) Prodigy will not owe PC Manufacturer any fee for any person or entity who becomes a Member using any registration mechanism other than the Documentation specially coded to identify PC Manufacturer; and (iv) the fee payable by Prodigy hereunder is limited to one Converted Membership Holder per household, regardless of the number of Converted Membership Holders who

    Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

reside in the same household. Payments to PC Manufacturer hereunder for each calendar year during the Term shall be payable as follows:

     3.5.1 No later than July 31 of the applicable year, Prodigy will report to PC Manufacturer the number of Converted Membership Holders obtained between January 1 and June 30 of that year, and pay to PC Manufacturer the amount applicable to such Converted Membership Holders.

     3.5.2 No later than January 31 of the immediately following year, Prodigy will report to PC Manufacturer the number of Converted Membership Holders obtained in the applicable year, and pay to PC Manufacturer the amount applicable to such Converted Membership Holders, less the amount of any payments previously made for Converted Membership Holders for that year.

     3.5.3 The amount payable to PC Manufacturer for each Converted Membership Holder in a calendar year, shall be calculated according to the following table:

             Number of Converted Membership
             Holders obtained in such calendar year         Amount
             --------------------------------------         ------
                         [**]                                 [**]
                         [**]                                 [**]
                         [**]                                 [**]
                         [**]                                 [**]
                         [**]                                 [**]

3.6 Prodigy and PC Manufacturer, as amended, commenced January 1, 1994 (the "Classic Contract"), and hereby agree to terminate the Classic Contract, effective December 31, 1996. In addition, Prodigy and PC Manufacturer acknowledge that Agreement No. 6102 between Prodigy and NEC Technologies, Inc., dated June 23, 1995 (the "NEC Contract") commenced in 1995, and hereby agree to terminate the NEC Contract, effective December 31, 1996. Notwithstanding the termination of the Classic Contract and the NEC Contract, Prodigy shall continue to pay PC Manufacturer the amount set forth in the Classic Contract or NEC Contract, as applicable, for each Membership Holder (as defined in the Prodigy Service Membership Agreement for Prodigy Classic) who becomes a Prodigy Classic Converted Membership Holder until December 31, 1997. For purposes of this Agreement, a "Prodigy Classic Converted Membership Holder" is a Membership Holder who has (a) used the procedure set forth in the documentation provided to PC Manufacturer (or to NEC Technologies, Inc. before its business related to personal computers was acquired by PC Manufacturer) to enroll in Prodigy Classic, and (b) fully paid membership fees, as determined by Prodigy, for one month of Prodigy Classic membership following the end of any trial offer period provided by Prodigy. Each Prodigy Classic Converted Membership Holder shall be counted only once under this Section 3.6 regardless of the duration of his/her membership in Prodigy Classic. Payments to PC Manufacturer hereunder for each Prodigy Classic Converted Membership Holder during the period from January 1, 1997 through December 31, 1997 Prodigy and PC Manufacturer acknowledge that Agreement No. 3744 between shall be payable as follows:

     3.6.1 On or about July 31, 1997, Prodigy will report to PC Manufacturer the number of Prodigy Classic Membership Holders who have become Prodigy Classic Converted Membership Holders between January 1 and June 30 of that year, and pay to PC Manufacturer (a) the amount set forth in the Classic Contract for each such Prodigy Classic Converted Membership Holder who became a Prodigy Classic Converted Membership Holder under the Classic Contract and (b) the amount set forth in the NEC Contract for each such Prodigy Classic Converted Membership Holder who became a Prodigy Classic Converted Membership Holder under the NEC Contract.

     3.6.2 No later than January 31, 1998, Prodigy will report to PC Manufacturer the number of Prodigy Classic Membership Holders who have become Prodigy Classic Converted Membership Holders between July 1, 1997 and December 31, 1997, and pay to PC Manufacturer (a) the amount set forth in the Classic Contract for each Prodigy Classic Converted Membership Holder who became a Prodigy Classic Converted Membership Holder under the Classic Contract and (b) the amount set forth in the NEC Contract for each such Prodigy Classic Converted Membership Holder who became a Prodigy Classic Converted Membership Holder under the NEC Contract.

3.7 Prodigy shall provide PC Manufacturer during the Term of this Agreement continued access to its server to allow purchasers of PC Manufacturer's computers the ability to register the warranty associated with their computer online through Prodigy's 800 number. Prodigy shall download the purchaser's data information and forward it to PC Manufacturer. Prodigy shall filter the names of the purchasers of the PC

Manufacturer's computers who complete the warranty registration process online, which it obtains from PC Manufacturer, to eliminate the names of those purchasers who are already enrolled in the Service. Prodigy may then use the remaining names to issue direct mail, encouraging the purchasers to enroll in the Service, and for no other purpose.

3.8 Subject to the following sentence, Prodigy shall provide to PC Manufacturer on a quarterly basis during the Term of this Agreement the email address of each Converted Membership Holder, except for those Converted Membership Holders about whom Prodigy does not release information based on Prodigy's privacy policy, customer agreement and email etiquette policy in effect at the time of delivery. The date of commencement of Prodigy's obligations under this Section 3.8 and the details concerning Prodigy's obligations and PC Manufacturer's rights with respect to the manner and frequency of use of the information provided by Prodigy shall be set forth in an addendum to this Agreement to be negotiated in good faith by the parties hereto.

3.9 The parties acknowledge that this Agreement does not preclude either party from entering into bounty-type agreements for membership acquisition similar to this Agreement with other entities, including other personal computer manufacturers or online service providers and competitors of PC Manufacturer or Prodigy.

3.10 Each statement provided by Prodigy under Sections 3.5 and 3.6 above shall be deemed to have been accepted by PC Manufacturer unless PC Manufacturer provides Prodigy with written notice, objecting to the statement, embodying, with specificity, the reason or reasons for the objection within one (1) year of the date such statement is due. Provided PC Manufacturer provides such written notice of objection as set forth above, upon at least fifteen (15) days' written notice, PC Manufacturer may conduct an audit on its behalf by an independent certified public accountant of Prodigy records pertaining solely to this Agreement. Such audit shall be conducted by an independent certified public accountant, of PC Manufacturer's choosing, subject to Prodigy's reasonable approval, and which is not then conducting an audit of Prodigy's books for any other person, firm or corporation, during normal business hours and not more than once per year and shall review the immediately preceding one year period only. The cost of the audit shall be borne by PC Manufacturer; provided, however, that should any audit reveal the amount paid by Prodigy to PC Manufacturer pursuant to this Agreement for any year has been understated by more than five percent (5%) of the amount actually owed, then the reasonable cost of such audit, shall be paid by Prodigy. Within 30 days after completion of an audit, PC Manufacturer shall provide Prodigy with a copy of the audit report and, if there is a discrepancy between the amount owed and the amount actually paid by Prodigy during the audited period, the party benefited by such discrepancy shall reimburse the other party for the difference not later than thirty (30) days following delivery of the audit report to Prodigy. Any action to be commenced in connection with such audit must be commenced within two years of the date each statement is due.

4.   OBLIGATIONS OF PC MANUFACTURER.

4.1 PC Manufacturer shall provide to Prodigy, for a reasonable period, a representative sample of each of its computer configurations onto which it intends to copy the Software, to ensure proper functioning of the Software and Service in conjunction with such computers. Prodigy shall have the right to reject those configurations on which the Software and/or Service does not function properly, provided that PC Manufacturer will reasonably cooperate with Prodigy to determine if modifications are feasible to the Software and/or the Computers to resolve the non-functionality.

4.2 PC Manufacturer shall provide to Prodigy a representative sample of each new Computer on which the Software is installed on loan for ninety (90) days as soon as the Software is installed and testing commences, prior to general shipment, to enable Prodigy to test the Software as installed on the Computer. After the ninety (90) days have expired, Prodigy will either return the Computer or purchase it, at cost, at Prodigy's option.

When PC Manufacturer develops a new hard drive (rather than a new machine), so that the hard drive is reconfigured with a new format, PC Manufacturer will supply Prodigy with a sample of the new hard drive as soon as it is available, to enable Prodigy to test the Software on the new hard drive. Prodigy will return the old hard drive to PC Manufacturer after receipt of the new hard drive.

4.3 PC Manufacturer will cooperate with Prodigy in testing the Software on the Computers. PC Manufacturer shall meet with Prodigy quarterly, commencing with the Effective Date of this Agreement, (a) to exchange technology information and updates which may affect the other parties' product; and (b) to develop mutually beneficial marketing strategies.

4.4 Except as indicated above, PC Manufacturer will install the most current version of the Software provided by Prodigy onto the hard drive of only those Computers approved by Prodigy as described above prior to shipment of such Computers for sale to any third party, including retailers, distributors, and end-users, such copies to be used solely as described in this Agreement. Nothing in this Agreement shall prevent PC Manufacturer from selling computers without the Software.

4.5 Subject to Prodigy's right of prior approval set forth in Section 7 below, PC Manufacturer shall include specific reference to the Service: (i) by using the Service logotype or other reference to the Service as approved by Prodigy, in PC Manufacturer's retail sales training program. PC Manufacturer will provide a link from an appropriate area on its Web site to a Prodigy promotional page on Prodigy's server.

4.6 PC Manufacturer shall include a copy of the Insert, if provided by Prodigy, with each Computer. Notwithstanding anything to the contrary contained herein, PC Manufacturer shall not be required to do anything, which, in its reasonable judgment, could cause the amount of money which it is otherwise eligible to receive under Intel's marketing development program to be reduced or eliminated.

4.7 Commencing with the first month after the Effective Date, by the fifth (5/th/) business day of each month, PC Manufacturer shall provide to Prodigy its twelve (12) month rolling forecast, including the number and types of computers on which PC Manufacturer plans to install the Software and ship in that upcoming period to enable Prodigy to provide PC Manufacturer with Inserts and other promotional materials, as agreed to by the parties hereto, on a timely and cost-efficient basis and to develop marketing plans. By the fifth (5/th)/ business day of each month, PC Manufacturer shall report to Prodigy the number of Packages shipped from its manufacturing facilities during the preceding month. Both the forecasts and reports to be provided by PC Manufacturer under this
Section 4.7 shall be deemed to be Confidential Information. Prodigy acknowledges that Packard Bell cannot and does not guaranty that any such forecast will accurately reflect the number of Packages which it will ship and Prodigy acknowledges that Packard Bell makes no representation regarding the number of customers which will become Members or Converted Members.

4.8 PC Manufacturer shall supply Prodigy on a quarterly basis a file identifying the names of the purchasers of PC Manufacturer's computers who completed PC Manufacturer's warranty registration process online. Prodigy may use those names for marketing purposes as described in Section 3.7 above.

5.   OWNERSHIP AND PROPERTY RIGHTS.

5.1 PC Manufacturer acknowledges that each Trademark is and shall remain the exclusive property of Prodigy or the applicable third-party owner, and all use by PC Manufacturer of any Trademark shall inure solely to the benefit of Prodigy or such third-party owner, as applicable. Neither this Agreement nor the License granted hereunder shall operate as a transfer to PC Manufacturer of any rights in or to any Trademark, except for the limited rights expressly granted under the License. PC Manufacturer shall not take any action that would undermine, conflict with, or be contrary to the rights and interests of Prodigy and/or any applicable third-party owner of any Trademark, including, without limitation, any use of, or attempt to register, any trademark, service mark, or trade name confusingly similar to any Trademark.

5.2 It is expressly understood and agreed that no title to, or ownership of, the Software provided on any Master Disk, or any part thereof, is hereby transferred to PC Manufacturer, and that title thereto is and shall remain the property of Prodigy; and that all applicable copyrights, trade secrets, patents and other intellectual property rights in the Software and all other items licensed hereunder are and shall remain the property of Prodigy. PC Manufacturer shall not remove any copyright notices or other proprietary markings from any Master Disk or any copies of the Software distributed by PC Manufacturer.

6.   CONFIDENTIALITY.

6.1 Either party hereto may disclose to the other party certain information that the party deems confidential. As used in this Section, "Confidential Information" means all information, regardless of the form in which it is transmitted, relating to the disclosing party's business which, if disclosed in tangible or electronic form, bears a legend indicating that it is confidential information or if disclosed orally or visually only, is defined as confidential or proprietary at the time of disclosure and is promptly thereafter summarized in a non-confidential memorandum to the receiving party. For a period of three
(3) years from the date of disclosure, the receiving party shall not disclose any Confidential Information it receives from the other party to any person, firm or corporation except to:

(a) its employees of Recipient and employees of its affiliated companies who have a need to know and who have been informed of the confidentiality obligations hereunder and (b) contractors or consultants under contract to the receiving party who have a need to know, who have been informed of the receiving party's obligations hereunder, and who have agreed in writing not to disclose Confidential Information for a period not shorter than the nondisclosure period provided above. The terms of this Agreement are confidential and neither party hereto shall publicize or disclose the terms of this Agreement without the prior written consent of the other party.

6.2 The confidentiality obligations hereunder shall not apply to information that: (a) is already known to the receiving party at the time of disclosure; (b) is or becomes publicly known through no wrongful act of the receiving party; (c) is received from a third party without similar restrictions and without breach of this Agreement; (d) is independently developed by the receiving party without access to Confidential Information; or (e) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law.

7. PRIOR APPROVAL. The parties shall provide to each other for review all promotional, advertising and other materials using or displaying any Trademark, or mentioning PC Manufacturer or its trademarks including without limitation any such materials as may be used in connection with any promotional or advertising activities in which PC Manufacturer may engage with retailers with respect to the Service or the Software, and shall not distribute or otherwise use them without the other's prior written approval. The parties agree to change or correct, at the creating party's expense, any such material or use thereof which the other party, in its reasonable judgment, determines to be inaccurate, misleading, objectionable, or a misuse of Trademarks or of PC Manufacturer's trademarks. PC Manufacturer further agrees to comply with any reasonable advertising guidelines for the Service and/or the Software that Prodigy may issue from time to time; provided, however, that if Prodigy has previously approved any such material, PC Manufacturer may use up its existing supplies of such materials. Likewise, if PC Manufacturer has previously approved any Prodigy-created promotional or advertising material that uses or displays a PC Manufacturer trademark or logo, Prodigy may use up its existing supplies of such materials. The requirement of prior approval under this Section 7 shall not apply to either party's use, distribution and/or duplication as permitted hereunder of any materials that the other party provides for such use, distribution and/or duplication.

8.   WARRANTIES AND LIMITATIONS OF LIABILITY.

8.1 Prodigy warrants to PC Manufacturer that the Software, as delivered to PC Manufacturer on the Master Disk(s), will operate in conformity with Prodigy's published specifications when properly installed and configured on a personal computer system approved by Prodigy hereunder; that the Master Disk(s) will be free from defects in material and workmanship; and that Prodigy has the full right and power to enter into this Agreement and grant PC Manufacturer the License hereunder.

8.2 PC Manufacturer may reject and return for replacement, at Prodigy's expense and risk, any Master Disk that fails to meet the warranty set forth in Section
8.1 hereof. To be eligible for replacement, PC Manufacturer must: (i) notify Prodigy of such failure within ten (10) days of its discovery by PC Manufacturer. Prodigy will pay the shipping, freight and insurance charges for PC Manufacturer's return of the Master Disk and the replacement. This Section
8.2 states PC Manufacturer's exclusive remedy for breach of the warranty set forth in Section 8.1 hereof.

8.3 THE WARRANTIES SET FORTH IN THIS SECTION 8 ARE IN LIEU OF ALL OTHER WARRANTIES OF EITHER PARTY, EXPRESS OR IMPLIED. WITHOUT LIMITATION, PRODIGY SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND OF FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WILL BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, AND REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH DAMAGES.

8.4 Each party warrants that (i) it has the full right and authority to perform, and will abide by all laws, regulations, and other legal guidelines in performing its obligations under this Agreement; and (ii) PC Manufacturer shall duplicate and install the Software from the Master Disk(s) onto hard disks under this Agreement in a manner consistent with accepted industry standards for hard disk installations, so that the Software functions properly for each Package sold or otherwise distributed.

8.5 Neither party hereto shall be liable to the other for damages of any kind, including incidental, consequential or special damages on account of termination of this Agreement for any reason whatsoever; provided, however, that such termination shall not affect any claim, demand, liability or right of either party arising under this Agreement prior to termination, or arising in any manner after termination in connection with the sale or distribution by PC Manufacturer of its remaining inventory of Packages.

9.   INTELLECTUAL PROPERTY & INDEMNIFICATION.

9.1 Each party shall indemnify and hold the other, their respective parent, subsidiary and affiliate companies, its and their officers, directors, agents and employees, free and harmless from and against all claims, costs, liabilities, judgments, damages and expenses (including reasonable attorneys' fees and costs) arising out of any (a) breach of any warranties or representations made in this Agreement; (b) failure to comply in a material respect with any governmental law, statute, ordinance, administrative order, rule or regulation, unless the claim arises out of or is a result of the other party's breach of this

Agreement; or (c) statement by a party containing misleading or inaccurate references to the other party, including the other party's products or services, in any advertising or promotional materials for which prior written approval was not obtained.

9.2  In addition to Prodigy's indemnification obligation set forth in Sub-
section 9.1 above, Prodigy shall indemnify and hold PC Manufacturer, its parent, subsidiary and affiliate companies, its and their officers, directors, agents and employees, free and harmless from and against all claims, costs, liabilities, judgments, damages and expenses (including reasonable attorneys' fees and costs) arising out of any claim that the Software and any Trademark licensed to PC Manufacturer for use hereunder, or any combination thereof, infringes any patent, trademark, trade secret, copyright, or other proprietary right of any third party granted under the laws of the United States and any other country in which access to the Service is available locally or for any claim for damage to property, or personal injury, or brought by an unrelated third party related to the Service or its use.

9.3 In addition to PC Manufacturer's indemnification obligation set forth in Sub-section 9.1 above, PC Manufacturer shall indemnify and hold Prodigy, its parent, subsidiary and affiliate companies, its and their officers, directors, agents and employees, free and harmless from and against all claims, costs, liabilities, judgments, damages and expenses (including reasonable attorneys' fees and costs) arising out of any claim relating to or in connection with damage to property, or personal injury, in whole or in part, from any (a) actual or alleged defect(s) in any Computer or other product, whether such defect is latent or patent, (b) actual or alleged construction or design of such Computer or other product, or (c) failure to comply with any specification or express or implied warranty of PC Manufacturer as respects any such Computer disk or other product. For purposes of this Section 9.3 only, "Computer" shall be deemed to include any modem, monitor, and/or other equipment, part, or software (other than the Software) included or installed with, in, or on such Computer by or on behalf of PC Manufacturer.

9.4 It shall be an ongoing condition of the indemnity provided in Sections 9.1 through 9.3 above, that (a) the indemnified party give the other party prompt written notice of any actual or threatened indemnifiable claim; and (b) provide the other party, at the other party's expense, with all reasonable accessible information in the indemnified party's possession and assistance requested by the other party. Further, the indemnification provisions set forth in Sections
9.1 through 9.3 above shall apply only with respect to a final settlement approved in writing by the indemnifying party if the settlement is for money damages only, and by the indemnified party if the settlement is for other than money damages, or a final, nonappealable judgment. Each party reserves the right, at its own expense, to assume the exclusive defense and control of any matter otherwise subject to indemnification by the other party hereunder, and in such event, the other party shall have no further obligation to provide indemnification for such matter hereunder.

10. MISCELLANEOUS. The parties hereto are independent contractors acting for their own accounts; may not bind, act for or represent the other; and have no agency, partnership or joint venture relationship. This Agreement shall be governed by and construed in accordance with the laws of the state in which the initial defendant to the action is domiciled without regard to its conflict of laws rules. All notices, communications and reports required or permitted under this Agreement shall be in writing, and the same shall be given by registered or certified mail, return receipt requested, addressed to the parties at the addresses first set forth above (if to Prodigy, Attn: Vice President, OEM Marketing, with a copy to General Counsel and a courtesy copy via e-mail to notices@prodigy. net), or to such other address as may be specified hereafter in writing in accordance with this sentence. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements and understandings, both written and oral, which may have existed between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a writing signed by both parties. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any right shall preclude any other or further exercise thereof or the exercise of any other right hereunder. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party and any attempted or purported assignment delegation or other transfer without such required consent shall be void. In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the parties will negotiate in good faith to substitute a provision of like economic affect. This Agreement may be executed in counterparts, which taken together, shall constitute one Agreement and any party hereto may execute this Agreement by signing such counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date last below written.

PACKARD BELL NEC, INC.                       PRODIGY SERVICES CORPORATION

By:    /s/ Mal Ransom                        By:    /s/ D. Templeton
    ------------------------------               -----------------------------

Name:  Mal Ransom                            Name:  Dick Templeton
     -----------------------------                ----------------------------

Title: Sr. V.P. Mrtg.                        Title: Vice President OEM
      ----------------------------                 ---------------------------

Date:  9-19-97            , 1997             Date:  9-24-97           , 1997
     -----------------------------                ----------------------------


Federal Employer ID No. _____________This document has been created with automatic paragraph numbering: Levels 1(1.); 2 (1.1); 3 (1.1.1); 4 (1.1.1.1) and 5 (a.) etc.



          APPROVED BY
          MIKE BENNETT
DATE:       9/16/97
     -----------------------------

                                 Attachment A

                              PRODIGY TRADEMARKS

Prodigy (R)

Prodigy Internet (tm)

Prodigy Internet logo

                                                             Contract No. 6601-1


                      ADDENDUM NO. 1 TO CONTRACT NO. 6601
                      -----------------------------------

     THIS ADDENDUM NO. 1 (the "Addendum"), is made by and between Packard Bell NEC, Inc. ("PC Manufacturer"), whose address is 5701 Lindero Canyon Road, Westlake Village, California 91362 and Prodigy Communications Corporation ("Prodigy"), a Delaware corporation, whose address is 44 South Broadway, White Plains, New York 10601.

                                   WITNESSETH:

     WHEREAS, Prodigy and PC Manufacturer (together, the "Parties") entered into an Agreement effective as of October 1, 1996 (No. 6601 and referred to hereinafter as the "Agreement"), whereby Prodigy granted a license to PC Manufacturer to pre-install, duplicate, market and distribute the Software onto certain of PC Manufacturer's computers and promote such Software; and

     WHEREAS, Prodigy and PC Manufacturer wish to undertake a joint promotional program (the "Rebate Program") to increase the sales of their respective products and services;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree to the terms of this Addendum to the Agreement as follows:

     1. Defined Terms. Except as otherwise set forth in this Addendum, all defined terms have the same meaning as provided in the Agreement.

     2. Rebate Program. The Parties agree to engage in and market the Rebate Program, which shall include the following terms, with any changes or additions mutually agreed to by the Parties:

        (a) If a potential Prodigy Internet Member (i) purchases any of the PC Manufacturer's computer systems listed in Subsection 1 (b) below during the period between September 16, 1998 and December 31, 1998; and (ii) becomes a Converted Membership Holder using the pre-loaded Software, specially coded to identify the Service, the PC Manufacturer, and the Rebate Program, by paying $100 for a special five (5) month membership to the Service upon enrollment during the period from September 16, 1998 through January 31, 1999, Prodigy shall issue each such Converted Membership a rebate check of $100 in accordance with the terms and conditions of the Rebate Program.

                                                                    Confidential

                                                             Contract No. 6601-1



        (b)      PC Manufacturer's computer systems (the "Computer
             Systems") for which the Rebate Program applies: all Packard Bell and NEC computer-factory installed with Windows 98 software.


 3.      Obligations of Prodigy.

        (a) Prodigy shall provide at its sole expense, including without limitation, the costs of media and delivery, to PC Manufacturer one or more Master Disks, which shall include the most current release of the Software, to be used by PC Manufacturer for hard disk installation of the Software under Section 2.1.1 of the Agreement.

        (b) The Documentation included in the Master Disks provided by Prodigy for purposes of this Addendum shall include a special code (which shall identify the Service, the PC Manufacturer, the Rebate Program and the 60 Day With CC Program, as defined below) and will offer end-users who use the procedure set forth in the Documentation to enroll in the Service the option of enrolling in the Service under either (i) the Rebate Program or (ii) a trial period of sixty (60) days, provided the potential Prodigy Internet Member enrolls in the Service with a credit card (the "60 Day With CC Program").

        (c) Prodigy shall provide PC Manufacturer Inserts relating to the 60 Day With CC Program for inclusion with each Computer System, stickers promoting the 60 Day With CC Program to be affixed to the packaging for the Computer Systems, and coupons and promotional materials relating to the Rebate Program to be distributed by PC Manufacturer to retailers who offer the Computer Systems for sale to consumers.

        (d) Prodigy shall enter into an agreement with a fulfillment house, to be mutually agreed by the Parties, to handle fulfillment of the Rebate Program (which will include issuance of the checks to Converted Membership Holders who are entitled to a rebate under the Rebate Program, unless such issuances are made directly by Prodigy) and customer inquiries relating to the Rebate Program.

 4.        Obligations of PC Manufacturer.

        (a) Subject to compliance on the part of its retailers, which PC Manufacturer shall use reasonable commercial efforts to obtain, PC Manufacturer shall use commercially reasonable efforts to provide national mention of the Rebate Program in Sunday newspaper advertisements of retailers who participate in The Rebate Program for five (5) of the ten (10)

                                                             Contract No. 6601-I

          weekends during the period between September 16, 1998 and December 31, 1998.

     (b) To the extent possible, given timing constraints and channel issues, PC Manufacturer shall use commercially reasonable efforts to remove AT&T Worldnet from the folder on the Computer Systems' desktop, entitled, "PB Direct," for the duration of the Rebate Program. In any event, PC Manufacturer shall give at least equal prominence to Prodigy Internet as it gives to America Online.

     (c) Commencing September 16, 1998, PC Manufacturer agrees to the replacement by Prodigy of the 60 Day With CC Program for the 60 Day no credit card trial offer ("60 Day No CC Program") currently available on PC Manufacturer's computer systems. PC manufacturer acknowledges that Prodigy shall continue to honor its 60 Day No CC Program for as long as Prodigy deems necessary or appropriate.

     (d) PC Manufacturer shall promote both the Rebate Program and 60 Day With CC Program on PB Direct by (i) allowing Prodigy to include such promotions on its servers; (ii) including promotional materials relating to the 60 Day With CC Program in the boxes of each Computer System; (iii) affixing stickers promoting the 60 Day With CC Program to the packaging for the Computer Systems; (iv) distributing coupons and promotional materials relating to the Rebate Program to retailers who offer the Computer Systems for sale to consumers; and (v) undertaking other promotional and marketing efforts as mutually agreed to by PC Manufacturer and Prodigy.

    5.   Financial Terms.

     (a) Prodigy shall not pay and PC Manufacturer shall not be entitled to receive any fee under Section 3 of the Agreement for any Converted Membership Holders who enroll in the Service as part of the Rebate Program.

     (b) Prodigy shall pay PC Manufacturer fees under Section 3 of the Agreement for any Converted Membership Holders who enroll in the Service as part of the 60 Day With CC Program. The limitations set forth in Section 3.5 of the Agreement regarding entitlement by PC Manufacturer to fees for Converted Membership Holders continue to apply.

     (c) PC Manufacturer shall pay Prodigy the costs associated with the fulfillment services to be supplied in accordance with Section 3
          (d) above. Payment shall be made within thirty (30) days after receipt of each invoice therefor.

                                                                    Confidential

                                                        Contract No. 6601-1

    6.   Term of Addendum; Survival.

     (a) The term of this Addendum (the "Addendum Term") shall be effective as of the date executed by the last party signing below (the "Addendum Effective Date") and shall continue until January 31, 1999 or such other date as mutually agreed in writing by the Parties, except that (a) PC Manufacturer shall continue to pay Prodigy for the fulfillment costs under Section 3 (d) until May 31, 1999; and (b) Prodigy shall continue to pay PC Manufacturer the fees for Converted Membership Holders who enroll in the Service under both the 60 Day With CC Program and 60 Day No CC Program in accordance with the terms of the Agreement.

     (b)  Sections 11, 12 and 14 shall survive termination of this Addendum.

     7. Prodigy's Trademarks. Prodigy's trademarks, product identifications, artwork and other symbols and devices associated with Prodigy's products and services ("Prodigy's Trademarks") are and shall remain Prodigy's property. PC Manufacturer is hereby authorized to use Prodigy's Trademarks solely in any advertising and promotion of the Rebate Program which is the subject of, and during the term of, this Addendum, provided Prodigy has approved all such uses in advance as set forth in the Agreement, which approval shall not be unreasonably withheld or delayed. The right to use Prodigy's Trademarks is nonexclusive, nonassignable and nontransferable. All uses by PC Manufacturer of Prodigy's Trademarks shall inure solely to the benefit of Prodigy.

     8. PC Manufacturer's Trademarks. PC Manufacturer's trademarks, product identifications, artwork and other symbols and devices associated with PC Manufacturer's products and services ("PC Manufacturer's Trademarks") are and shall remain PC Manufacturer's property. Prodigy is hereby authorized to use PC Manufacturer's Trademarks solely in advertising and promotion of the Rebate Program which is the subject of, and during the term of, this Addendum provided PC Manufacturer shall have approved all such uses in advance as set forth in the Agreement, which approval shall not be unreasonably withheld or delayed. The right to use PC Manufacturer's Trademarks is nonexclusive, nonassignable and nontransferable. All uses by Prodigy of PC Manufacturer's Trademarks shall inure solely to the benefit of PC Manufacturer.

     9.  PC Manufacturer's Warranties. In addition to the warranties provided in
Section 8 of the Agreement, PC Manufacturer represents and warrants that (a) it has the full right and legal authority to enter into and fully perform this Addendum in accordance with its terms without violating the rights of any third party; that (b) its Trademarks do not infringe the trademarks or trade names of any third party; and (c) it will not alter copy approved by Prodigy or issue unapproved copy containing statements or claims about the Rebate Program, Prodigy's services or products, or Prodigy's Trademarks without the express prior consent of Prodigy.
                                                             Confidential

                                                    Contract No.6601-1



     l0. Prodigy's Warranties. In addition to the warranties provided in
Section 8 of the Agreement, Prodigy represents and warrants that (a) it has the full right and legal authority to enter into and fully perform this Addendum in accordance with its terms without violating the rights of any third party; (b) its Trademarks do not infringe the trademarks or trade names of any Third party;
(c) it will comply with all applicable laws, regulations and ordinances pertaining to the promotion and conduct of the Rebate Program; and (d) it will not alter copy approved by PC Manufacturer nor issue unapproved copy containing statements or claims about the Rebate Program, PC Manufacturer's services or products, or PC Manufacturer's Trademarks without the express prior consent of PC Manufacturer.

     11. Limitations of Liability. THE WARRANTIES SET FORTH IN SECTIONS 9 AND 10 ABOVE AND SECTION 8 OF THE AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES OF THE PARTIES HERETO, EXPRESSED OR IMPLIED. WITHOUT LIMITATION, EACH OF THE PARTIES HERETO SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY'S WARRANTIES, REPRESENTATIONS AND INDEMNIFICATION OBLIGATIONS HEREUNDER, NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS.


     Indemnification.

     (a)  In addition to Prodigy's indemnification obligations set forth in
          Section 9 of the Agreement, with respect to the Rebate Program which is the subject of this Addendum, Prodigy shall indemnify and hold PC Manufacturer harmless from all claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) and any and all expenses arising therefrom, including reasonable attorneys' fees, against or involving PC Manufacturer on account of or arising out of any of the following: (i) Prodigy's breach of any of Prodigy's warranties, representations or obligations under the Agreement or this Addendum; and (ii) the conduct or content of the Rebate Program and the advertising and promotion therefor, except as provided or altered by PC Manufacturer or any retailer participating in the Rebate Program.



     (b) In addition to PC Manufacturer's indemnification obligations set forth in

                                                            Confidential

                                                      Contract No. 6601-1


          Section 9 of the Agreement, with respect to the Rebate Program which is the subject of this Addendum, PC Manufacturer shall indemnify and hold Prodigy harmless from all claims, demands, liabilities, suits and proceedings (including any brought in or before any court, government or administrative body, arbitration panel or other tribunal) and any and all expenses arising therefrom, including reasonable attorneys' fees, against or involving Prodigy on account of or arising out of any of the following: PC Manufacturer's breach of any of PC Manufacturer's warranties, representations or obligations under the Agreement or this Addendum.

     (c) The indemnified party will promptly notify the other party of any claim, demand, suit or proceeding for which the other party has agreed to indemnify and hold the indemnified party harmless, and the other party, upon written request by the indemnified party, will promptly defend and continue the defense of such claim, demand, suit or proceeding at the other party `s expense. If the other party fails to undertake and continue such defense, the indemnified party will have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to attorneys' fees, out-of-pocket expenses and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against the indemnified party, will be paid by the other party. Nothing herein will prevent the indemnified party from defending, if it so desires in its own discretion, any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by the other party.

     13. Prior Approval. Each of the parties hereto shall obtain the prior approval of the other party for all promotional and advertising materials to be used in connection with the Rebate Program in accordance with Section 7 of the Agreement.

                                                             Confidential

                                                      Contract No.6601-1



     14. Confidentiality. This Addendum is confidential and shall be treated as Confidential Information in accordance with Section 6 of the Agreement.

     Except as set forth hereby, all terms of the Agreement shall remain in full force and effect; provided however, that in the event of a conflict between this
                  ----------------
Addendum No. 1 and the Agreement, the terms of this Addendum No. 1 will prevail.

     IN WITNESS WHEREOF, the parties have caused this Addendum No. 1 to be executed by their duly authorized representatives, effective as of the date last below written.

 PACKARD BELL NEC, INC.                     PRODIGY COMMUNICATIONS CORPORATION

By:                                            By: [ILLEGIBLE SIGNATURE]
   --------------------------                      ---------------------------
Name:                                          Name:  [ILLEGIBLE SIGNATURE]
     ------------------------                       --------------------------
Title:                                         Title: EVP, GenCounsel(acting)
      -----------------------                        -------------------------
Date:                                          Date:      8/28/98
     ------------------------                        -------------------------

                                               [ILLEGIBLE SIGNATURE]
                                                   VP US Sales
                                                     8/28/98